EXHIBIT 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Attunity Ltd (the “Company”) on Form 20-F for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dror Harel-Elkayam, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2015	/s/ Dror Harel-Elkayam Dror Harel-Elkayam Chief Financial Officer and Secretary